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                                                                     EXHIBIT 3.1

           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                CCBN.COM, INC.

     I, Robert I. Adler, President of CCBN.COM, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

     1. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 2, 1999. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 8, 1999.

     2. This Second Amended and Restated Certificate of Incorporation restates and further amends the Amended and Restated Certificate of Incorporation of the Corporation by, among other things, creating a Series E Convertible Preferred Stock and authorizing 1,253,842 shares of undesignated preferred stock.

     3. This Second Amended and Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders in the manner and by the vote prescribed by Sections 228 and 242 and has been duly adopted pursuant to Section 245 of the General Corporation Law of Delaware.

     4. The text of the Amended and Restated Certificate of Incorporation is therefore further amended and restated in its entirety hereby to read as herein set forth:


FIRST:   The name of the corporation is CCBN.COM, Inc.
-----

SECOND:  The address of the registered office of the Corporation in the State of
------
Delaware is 1209 Orange Street, Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD:   The nature of the business or purposes to be conducted or promoted is
-----
to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of all classes of stock which the
------
Corporation has authority to issue is 14,098,728 shares, consisting of the following shares:

     10,454,697 shares of common stock consisting of the following series:
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          10,000,000 shares of Series A Common Stock, par value $0.001 (the
          "Series A Common Stock");

          64,031 shares of Series B Common Stock, par value $0.001 (the "Series B Common Stock");

          81,366 shares of Series C Common Stock, par value $0.001 (the "Series C Common Stock");

          59,250 shares of Series D Common Stock, par value $0.001 (the "Series D Common Stock");

          250,050 shares of Series E Common Stock, par value $0.001 (the "Series E Common Stock" and, together with the Series A Common Stock, the Series B Common Stock, the Series C Common Stock and the Series D Common Stock, the "Common Stock"); and

     3,644,031 shares of preferred stock consisting of the following series:

          562,500 shares of Series A Convertible Preferred Stock, par value $.0l per share (the "Series A Preferred Stock");

          344,043 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock");

          41,544 shares of Series C Convertible Preferred Stock par value $.01 per share (the "Series C Preferred Stock");

          891,314 shares of Series D Convertible Preferred Stock par value $.01 per share; (the "Series D Preferred Stock"); and

          1,804,630 shares of Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock," and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock, the "Preferred Stock"), consisting of the following subseries:

               457,980 shares of Series E-1 Convertible Preferred Stock, par value $.01 and

               1,346,650 shares of Series E Convertible Preferred Stock of undesignated subseries (the "Undesignated Series E Stock"),

     amounting to an aggregate par value of $46,895.01

          Authority is hereby expressly granted to the Board of Directors from time to time to issue Undesignated Series E Stock in one or more subseries, each of such subseries to have the

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terms of the Series E Preferred Stock as set forth herein, differing from the other subseries of Series E Preferred Stock only as to the "Original Purchase Price" per share, as hereinafter defined, and as provided in the resolution or resolutions providing for the issue of such subseries adopted by the Board of Directors of the Corporation as hereinafter provided. No share of Undesignated Series E Stock that is redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein. Different subseries of Undesignated Series E Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided herein, in any such resolution or resolutions.

     Except as otherwise provided by law or by this Certificate of Incorporation, no vote of the holders of the Undesignated Series E Stock, the Preferred Stock or the Common Stock shall be a prerequisite to the issuance of any shares of any subseries of the Undesignated Series E Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class or series of stock of the Corporation other than the Undesignated Preferred Stock shall be as follows:

Section 1.  Liquidation Rights.
----------  ------------------

       (a)     Liquidation Payments.
               --------------------

               (i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment is made upon any stock ranking on liquidation junior to the Preferred Stock, each holder of Series D Preferred Stock and Series E Preferred Stock shall first be entitled, followed by all other classes of Preferred Stock, to be paid with respect to each such share an amount equal to the greater of (i) the Original Purchase Price of such share (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Preferred Stock), plus all dividends accrued or declared but unpaid thereon, to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution or winding up, or
(ii) such amount as would have been payable had such share been converted to Common Stock pursuant to Section 2 immediately prior to such liquidation, dissolution or winding up, and the holders of Preferred Stock shall not be entitled to any further payment, such amount payable with respect to the Preferred Stock being sometimes referred to as the "Liquidation Payment". In the case of the Series A Preferred Stock, the Original Purchase Price per share shall be $2.67. In the case of the Series B Preferred Stock, the Original Purchase Price per share shall be $3.33. In the case of the Series C Preferred Stock, the Original Purchase Price per share shall be $5.0133. In the case of the Series D Preferred Stock, the Original Purchase Price per share shall be $9.417. In the case of the Series E-1 Preferred Stock, the Original Purchase Price per share shall be $16.10. The Original Purchase Price of each subseries of the Undesignated Series E Stock shall be determined by the Board of Directors upon its designation of each such subseries.

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     If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to the holders of Preferred Stock of the amount distributable as aforesaid, then the assets shall be distributed first to the holders of the Series D Preferred Stock and Series E Preferred Stock to satisfy the entire Liquidation Payment due each holder of Series D Preferred Stock and Series E Preferred Stock, and in the event the assets to be distributed shall be insufficient to satisfy the Liquidation Payments due the holders of the Series D Preferred Stock and Series E Preferred Stock, then the assets to be so distributed shall be distributed pro rata among
                                                                 --------
the holders of the Series D Preferred Stock and Series E Preferred Stock in accordance with the respective amounts which would have been distributed to such holders if such assets had been sufficient to make the Liquidation Payments in full. Following the distribution to the holders of the Series D Preferred Stock and Series E Preferred Stock, in the case where assets are insufficient to satisfy the Liquidation Payments to all classes of Preferred Stock, any remaining assets of the Corporation to be distributed shall be distributed pro
                                                                           ---
rata among the holders of the other classes of Preferred Stock in accordance
----
with the respective amounts which would have been distributed to such holders if such assets had been sufficient to make the Liquidation Payments in full. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          (ii) Upon any liquidation, dissolution or winding up as described in Subsection 1(a)(i), after the payments described in such subsection shall have been made in full to the holders of the Preferred Stock, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Preferred Stock so as to be available for such payments, the remaining assets available for distribution shall be distributed among the holders of the Common Stock ratably in proportion to the number of shares of Common Stock then held by them, provided, however, that the amount distributed
                                --------- -------
to each holder of Series B Common Stock, Series C Common Stock, Series D Common Stock and Series E Common Stock in respect of each such share held by each such person shall be reduced by the Effective Issuance Value (as defined in Section 2(b)(ii)(A) hereof) of each such share, and the assets then additionally available for distribution as a result of all such reductions shall be distributed ratably among all shareholders in proportion to the number of shares held by them, counting all shares of Preferred Stock as if they had been converted to Common Stock at the then-applicable Conversion Rate.

          (iii) Upon conversion of shares of Preferred Stock into shares of Series A Common Stock pursuant to Section 2 below, the holder of such Series A Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share ratably in any distribution of the assets of the Corporation to all the holders of Common Stock.

     (b)  Distributions Other than Cash. Whenever the distributions provided for
          -----------------------------
in this Section 1 shall be payable in property other than cash, the value of such distributions shall be the



                                       4
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fair market value of such property as determined in good faith by the Board of
Directors of the Corporation.

     (c)  Merger as Liquidation, etc. The merger or consolidation of the
          --------------------------
Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) in voting power of the capital stock of the surviving corporation immediately after the merger, in which case the provisions of Subsection 2(g) shall apply), or the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 1 with respect to the Preferred Stock unless the holders of at least a majority of the then outstanding shares of Preferred Stock elect to the contrary, such election to be made by giving written notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of Subsection 2(g) shall apply to such Preferred Stock. Unless such election is made, any amounts received by the holders of the Preferred Stock as a result of such merger or consolidation shall be deemed to be applied toward, and all consideration received by the Corporation in such asset sale together with all other available assets of the Corporation shall be distributed toward, the Liquidation Payments attributable to such shares of Preferred Stock.

     (d)  Notice. Written notice of any proposed liquidation, dissolution or
          ------
winding up of the affairs of the Corporation (including any merger, consolidation or sale of assets which may be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation under Subsection 1(c)), stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given to the holders of record of the Preferred Stock by first class mail, postage prepaid, or by fax or DHL, Federal Express or other recognized express international courier service in the case of non-U.S. stockholders, not less than twenty (20) days prior to the payment date stated therein, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. Any holder of outstanding shares of Preferred Stock may waive any notice required by this Subsection by a written document specifically indicating such waiver.

Section 2. Conversion. The holders of Preferred Stock shall have conversion
---------  ----------
rights as follows (the "Conversion Rights"):

     (a)  Right to Convert; Conversion Price. Each share of Preferred Stock
          ----------------------------------
shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Series A Common Stock as is determined in accordance with the following:

          (i) in the case of the Series E Preferred Stock, by dividing the Original Purchase Price of the relevant subseries of Series E Preferred Stock by the relevant Series E Conversion Price for that subseries, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Series A Common Stock shall be deliverable upon conversion of any subseries of Series E Preferred Stock without the payment of

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any additional consideration by the holder thereof (the "Series E Conversion
Price") shall initially be the Original Purchase Price of such subseries per share of Series A Common Stock. Such initial Series E Conversion Price shall be subject to adjustment in accordance with Section 2(h) hereof, in order to adjust the number of shares of Series A Common Stock into which the Series E Preferred Stock is convertible;

          (ii) in the case of the Series D Preferred Stock, by dividing $9.417 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Series A Common Stock shall be deliverable upon conversion of Series D Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series D Conversion Price") shall initially be $9.417 per share of Series A Common Stock. Such initial Series D Conversion Price shall be subject to adjustment in accordance with Section 2(h) hereof, in order to adjust the number of shares of Series A Common Stock into which the Series D Preferred Stock is convertible;

          (iii) in the case of the Series C Preferred Stock, by dividing $5.0133 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series C Conversion Price") shall be $5.0133 per share of Common Stock;

          (iv) in the case of the Series B Preferred Stock, by dividing $3.33 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series B Conversion Price") shall be $3.33 per share of Common Stock; and

          (v) in the case of the Series A Preferred Stock, by dividing $2.67 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series A Conversion Price") shall be $2.67 per share of Common Stock.

     (b)  Automatic Conversion.
          --------------------

          (i)    Automatic Conversion of Preferred Stock. If at any time (i) the
                 ---------------------------------------
Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (A) the aggregate price paid for such shares by the public shall be at least $30,000,000 and (B) the Company has a pre-offering valuation of at least $150,000,000 (a "Qualified Public Offering") or (ii) the holders of not less than a majority of the shares of Preferred Stock have elected in writing to convert such shares into Common Stock pursuant to this
Section 2, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering or such conversion, as the case may be, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section 2, provided that
                                                                 -------- ----
in the case where a majority of the shares of Preferred Stock have


                                       6
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elected to convert to Common Stock, the outstanding shares of Series D Preferred
Stock and Series E Preferred Stock will not be converted into shares of Common Stock unless holders of a majority of shares of Series D Preferred Stock and Series E Preferred Stock have elected in writing, voting as a single class, to convert such shares into Common Stock pursuant to this Section 2. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subsections 2(c) and 2(d). Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          (ii)   Forced Conversion of Common Stock. At the election of the Board
                 ---------------------------------
of Directors, upon any Forced Conversion Event (as hereinafter defined), each share of Series B Common Stock, Series C Common Stock, Series D Common Stock and Series E Common Stock (collectively, "Convertible Common Stock") shall automatically be converted into such number of shares of Series A Common Stock as is equal to:

                                              1 - (EIV/CV)

where "EIV" is the applicable Effective Issuance Value (as hereinafter defined) for the Series of Common Stock being converted and "CV" is the Current Value of a share of the Corporation's stock on a fully diluted basis, as further described below.

          For purposes of this Section 2(b)(ii) and Section 1(a)(ii), the following terms shall have the following meanings:

                    (A)  "Effective Issuance Value" means:

                              (I) with respect to the Series B Common Stock:
                    $0.46;

                              (II) with respect to the Series C Common Stock:
                    $0.62;

                              (III) with respect to the Series D Common Stock:
                    $0.61; and

                              (IV) with respect to the Series E Common Stock:
                    $0.97.

                    (B) "Forced Conversion Event" means any of the following events:

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                              (I)   the closing of a Qualified Public Offering;

                              (II)  the merger or consolidation of the
                         Corporation into or with another corporation (a "Merger");
                         or

                              (III) the sale of all or substantially all of the
                         assets of the Corporation (an "Asset Sale").

                    (C) "Current Value" means a number determined as follows:

                              (I)   if the Forced Conversion Event is a
                         Qualified Public Offering, the Current Value shall be the offering price per share (prior to underwriter commissions and discounts) in such Qualified Public Offering;

                              (II) if the Forced Conversion Event is a Merger or Asset Sale, the Current Value shall be the total fair market value of the consideration paid to the Corporation's stockholders in respect of the Common Stock and Preferred Stock then held by them, divided by the sum of (x) the total number of shares of Common Stock then outstanding and (y) the total number of shares of Common Stock into which all shares of Preferred Stock then outstanding are then convertible.

          If a Forced Conversion Event giving rise to an automatic conversion under this Section 2(b)(ii) is a Qualified Public Offering, the person(s) entitled to receive the Series A Common Stock issuable upon conversion of Common Stock shall not be deemed to have converted that Common Stock until the closing of such offering.

     (c)  Mechanics of Automatic and Forced Conversions. With respect to the
          ------------ ------------- ------------------
Preferred Stock, upon the occurrence of a Qualified Public Offering, and with respect to the Convertible Common Stock, upon the occurrence of a Forced Conversion Event (provided that the Board of Directors has elected to cause a conversion of Convertible Common Stock in connection with such Forced Conversion Event), such stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares we surrendered to the Corporation or its transfer agent; provided, however, that all holders of shares of stock to be converted shall be given written notice of the occurrence the event pursuant to which such automatic or forced conversion is occurring including the date such event occurred (the "Mandatory Conversion Date"), and the Corporation shall not be obligated to issue certificates evidencing the shares of Series A Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock or Convertible Common Stock being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. On the Mandatory Conversion Date, all rights and limitations with respect to the Preferred Stock and Convertible Common Stock so converted shall terminate, except any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of shares of Series A Common Stock into which such Preferred Stock or Convertible Common Stock has been converted, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock or Convertible Common Stock so converted to and including the time of conversion. Upon the automatic conversion of the Preferred Stock or the Convertible Common Stock, the holders of such Preferred Stock or Convertible Common Stock, as the case may be, shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates there shall be issued and delivered to such holder, promptly at such office and in the holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Series A Common Stock into which the shares of the Preferred Stock or Convertible Common Stock surrendered were convertible on the date on which such automatic conversion occurred, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Convertible Common Stock or Preferred Stock converted to and including the time of conversion. No fractional share of Series A Common Stock shall be issued upon the automatic conversion of the Preferred Stock or Convertible Common Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay, with respect to Preferred Stock, cash equal to such fraction multiplied by the applicable Conversion Price then in effect, and with respect to the Convertible Common Stock, cash equal to such fraction multiplied by Current Value (as defined in paragraph 2(b)(ii)(C) above).

     (d) Mechanics of Optional Conversions. Before any holder of Preferred Stock
         ------------ --------------------
shall be entitled to convert the same into shares of Series A Common Stock, the holder shall surrender the certificate or certificates therefor at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the holder's name or the name or names of the holder's nominees in which the holder wishes the certificate or certificates for shares of Series A Common Stock to be issued. On the date of conversion, all rights with respect to the Preferred Stock so converted shall terminate, except any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of shares of Series A Common Stock into which such Preferred Stock has been converted and cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock being converted to and including the time of conversion. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder's attorney duly authorized in writing. No fractional share of Series A Common Stock shall be issued upon the optional conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the applicable Conversion Price then in effect. The Corporation shall, as soon as practicable after surrender of the certificate or certificates for conversion, issue and deliver at such office to such holder of Preferred Stock, or to the holder's nominee or nominees, a certificate or certificates for the number of shares of Series A Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and cash in an amount equal to all dividends declared but unpaid thereon and any and all other amounts owing with respect thereto at such time. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Series A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Series A Common Stock on such date.

     (e)  Adjustments for Certain Dividends and Distributions. In the event that
          ---------------------------------------------------
at any time or from time to time after the date on which a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock was first issued, or, with respect to the Series E Preferred Stock, after December 1, 1999, whether or not any Series E Preferred Stock is issued on such date (with respect to each such series of Preferred Stock, its "Original Issue Date"), the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

     (f)  Adjustment for Reclassification, Exchange, or Substitution. In the
          ----------------------------------------------------------
event that at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the holder of any share or shares of Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by the holder of a number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (g)  Adjustment for Merger, Consolidation or Sale of Assets. In the event
          ------------------------------------------------------
that at any time or from time to time after the Original Issue Date, the Corporation shall merge or consolidate with or into another entity or sell all or substantially all of its assets, each share of

Preferred Stock as to which such consolidation, merger or sale is not treated as a liquidation under Subsection 1(c) shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled to receive upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interest thereafter of the holders of Preferred Stock, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Preferred Stock.

     (h)  Adjustments to Series D Conversion Price and Series E Conversion Price
          ----------------------------------------------------------------------
for Dilutive Issuances:
----------------------

          (i)  Special Definitions. For purposes of this Subsection 2(h), the
               -------------------
following definitions shall apply:

               (A) "Option" shall mean rights, options or warrants to subscribe
                    ------
for, purchase or otherwise acquire Common Stock or Convertible Securities.

               (B) "Convertible Securities" shall mean any evidences of
                    ----------------------
indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (C) "Additional Shares of Common Stock" shall mean all shares of
                    ---------------------------------
Common Stock issued (or, pursuant to Subsection 2(h)(iii) below, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than:

                   (I) shares of Common Stock issued or issuable as a dividend or other distribution on Preferred Stock;

                   (II) shares of Common Stock issued or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 2(e) above;

                   (III) shares of Common Stock issued or issuable upon
                         conversion of those shares of Preferred Stock outstanding at the close of business on the Series E Original Issue Date;

                   (IV) shares of Common Stock issued or issuable upon conversion of the Convertible Common Stock.

                   (V) shares of Common Stock or options to acquire Common Stock approved by the Compensation Committee (acting alone or with the Board of Directors) of the Corporation, issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to plans adopted by the Board of Directors of the Corporation, so long as the total of all stock options or stock grants issued under all of the Corporation's stock option plans does not exceed 25% of the outstanding capital stock of the Corporation on a fully diluted basis.

           (D) For purposes of this Section 2(h), the term "Series E" shall be deemed to refer separately to each subseries of the Series E Stock.

     (ii)  No Adjustment of Conversion Price. No adjustment in the number of
           ---------------------------------
shares of Common Stock into which the Series D Preferred Stock or the Series H Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 2(h)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to or within 60 days subsequent to such issuance, the Corporation receives written notice from the holders of at least 66% of the then outstanding shares of Series D Preferred Stock and Series E Preferred Stock, voting as a single class, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

     (iii) Issuance of Securities Deemed an Issuance of Additional Shares
           --------------------------------------------------------------
of Common Stock. If the Corporation at any time or from time to time after the
---------------
Series E Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 2(h)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

           (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

           (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          (C) Upon the expiration or termination of any unexercised Option, the Conversion Price shall be readjusted, so that the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of the Conversion Price;

          (D) In the event of any change in the number of shares of Common
Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

          (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event the Corporation, after the Series E Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Series E Original Issue Date or were issued after the Series E Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Series E Original Issue Date and the provisions of this Subsection 2(h)(iii) shall apply.

     (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares
          -----------------------------------------------------------------
of Common Stock. In the event the Corporation shall at any time after the
---------------
Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 2(h)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 2(f) or upon a dividend or distribution as provided in Subsection 2(e)), without consideration or for a consideration per share less than the applicable Series D Conversion Price and/or the Series E Conversion Price in effect on the date of and immediately prior to such issue, then the Series D Conversion Price and/or the Series E Conversion Price, as applicable, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (A)) be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series D Conversion Price or Series E Conversion Price, as applicable, and (b) the consideration, if any, received by the

Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          (v) Determination of Consideration. For purposes of this Subsection
              ------------------------------
2(h), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (A)  Cash and Property: Such consideration shall:
                   -----------------

                   (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                   (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                   (III) in the event Additional Shares of Common Stock are
                         issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

              (B)  Options and Convertible Securities. The consideration per
                   ----------------------------------
share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 2(h)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                      (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                      (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (vi) Multiple Closing Dates. In the event the Corporation shall issue
               ----------------------
on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Conversion Price shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

     (i)  No Impairment. The Corporation shall not, by amendment of its
          -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

     (j)  Certificate as to Adjustments of the Series D Conversion Price and/or
          ---------------------------------------------------------------------
the Series E Conversion Price. Upon the occurrence of each adjustment or
-----------------------------
readjustment of the Conversion Price of the Series D Preferred Stock or the Series E Preferred Stock pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series D Preferred Stock or Series E Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series D Preferred Stock or Series E Preferred Stock, as the case may be.

     (k)  Notices of Record Date. In the event of any taking by the Corporation
          ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (1)  Common Stock Reserved. The Corporation shall reserve and keep
          ---------------------
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

     (m)  Certain Taxes. The Corporation shall pay any issue or transfer taxes
          -------------
payable in connection with the conversion of Preferred Stock, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Preferred Stock.

     (n)  Closing of Books. The Corporation shall at no time close its transfer
          ----------------
books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion or transfer of such Preferred Stock or Common Stock.

Section 3. Restrictions.
---------  ------------

     (a) At any time when shares of Series D Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), the Corporation will not:

          (i) amend the Company's Certificate of Incorporation or By-Laws in such a manner that would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock; or

          (ii) reclassify any other series of Preferred Stock or junior stock into shares having any preference or priority as to dividends or assets that is on parity with or superior to any preference or priority of the Series D Preferred Stock.

     (b) At any time when shares of Series E Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least two thirds of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), the Corporation will not:

          (i) amend the Company's Certificate of Incorporation or By-Laws in such a manner that would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock; or

          (ii) reclassify any other series of Preferred Stock or junior stock into shares having any preference or priority as to dividends or assets that is on parity with or superior to any preference or priority of the Series E Preferred Stock.

     (c) At any time when shares of Series D Preferred Stock or Series E Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock and Series E Preferred Stock, acting as a single class, given in writing or by vote at a meeting, consenting or voting (as the case may be), the Corporation will not:


          (i) authorize or issue any new or existing class or series of capital stock or any other debt or equity instrument convertible into or exchangeable for, or having rights to purchase any shares of stock of the Company, having any preference or priority as to dividends or distributions of assets on liquidation on parity with or superior to the Series D Preferred or the Series E Preferred Stock; or

          (ii) engage in any merger or consolidation of the Company with or into any other entity (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) in voting power of the capital stock of the surviving corporation immediately after the merger), or the sale, lease, exchange or other disposition of all or substantially all of the Company's property and assets.

     (d) With respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, at any time when shares of such series are outstanding, (for purposes of this Section 3(d), each such series being referred to as an "Affected Series") except where the vote of the holders of a greater number of shares of the Affected Series is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Affected Series, the Corporation will not (i) amend, alter or change the designation or any preferences, voting powers, qualifications, or special or relative rights or privileges of the Affected Series in a manner adverse to the interests of the holders of the Affected Series in any material respect or (ii) increase the authorized number of shares of the Affected Series.

     (e) Notwithstanding any other provision of this Certificate of Incorporation or the Corporation's By-laws to the contrary, notice of any action specified in Section 3(a) shall be given by the Corporation to each holder of outstanding shares of the Series D Preferred Stock, notice of any action specified in Section 3(b) shall be given by the Corporation to each holder of outstanding shares of the Series E Preferred Stock, notice of any action specified in Section 3(c) shall be given by the Corporation to each holder of outstanding shares of the Series D Preferred Stock and Series H Preferred Stock, and notice of any action specified in Section 3(d) shall be given by the Corporation to each holder of outstanding shares of the Affected Series, such notice to be given by first class mail, postage prepaid, or by fax, or DHL, Federal Express or other recognized express international courier service in the case of non-U.S. stockholders, addressed to such holder at the last address of such holder as shown by the records of the Corporation, at least twenty (20) days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least twenty (20) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Preferred Stock may waive any notice required by this Section by a written document specifically indicating such waiver.

Section 4. Voting Rights.
---------  -------------

     (a) Except as otherwise required by law or herein set forth, the holders of Preferred Stock shall be entitled to notice of any meeting of stockholders and shall vote together with the holders of Common Stock of all series as a single class upon any matter submitted to the stockholders for a vote. With respect to all questions as to which, under law, stockholders are required to vote by classes, each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall vote separately as a single class apart from each other and from the Common Stock. Shares of Common Stock and Preferred Stock shall entitle the holders thereof to the following number of votes on any matter as to which they are entitled to vote:

          (i) Holders of Common Stock of any series shall have one vote per share; and

          (ii) Holders of Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock (including fractions of a share) into which each such share of Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent.

     (b)  Board of Directors.
          -------- ---------

          (i)   Board Size. The Corporation shall not, without the written
                ----------
consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven.

          (ii)  Board Seats. The holders of the Series D Preferred Stock, voting
                -----------
separately as a class, shall have the right to elect one director of the Board of Directors (the "Series D Director"). As long as it holds 10% or more of the outstanding capital stock of the Corporation (calculated as if all Preferred Stock were converted to Common Stock), Thomson Information Services, Inc. ("TIS") shall be entitled to elect two directors of the Corporation. As long as it holds 5% (but less than 10%) of the outstanding capital stock of the Corporation (calculated as if all Preferred Stock were converted to Common Stock), TIS shall be entitled to elect one director of the Corporation. As long as it holds at least 2% of the outstanding capital stock of the Corporation (calculated as if all Preferred Stock were converted to Common Stock), America Online, Inc. ("AOL") shall be entitled to elect one Director of the Corporation or, at its option, appoint an observer to the Board of Directors in lieu of electing such Director. A vacancy in any directorship elected by any of the holders of Series D Preferred Stock, TIS or AOL shall be filled by the holders of Series D Preferred Stock, TIS or AOL, as the case may be.

Section 5. Dividends.
---------  ---------

     (a) Dividends may be declared and paid on the Preferred Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation.

     (b) Dividends may be declared and paid on Common Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation; provided that if dividends are declared and paid on shares of
             --------
Common Stock, the Corporation shall first declare and pay to each holder of Preferred Stock, a dividend equal to the dividend which would have been payable to such holder if the shares of Preferred Stock held by such holder had been converted into Common Stock on the record date for the determination of holders of Common Stock entitled to receive the Common Stock dividend.

Section 6. Residual Rights. All rights accruing to the outstanding shares of the
---------  ---------------
Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

FIFTH: In furtherance of and not in limitation of powers conferred by statute,
-----
it is further provided that:

     (a) Subject to the limitations and exceptions, if any, contained in the By-Laws of the Corporation, the By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation; and

     (b) Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the By-Laws; and

     (c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such locations as may be designated by the Board of Directors or in the By-Laws of the Corporation; and

     (d) Except as provided to the contrary in the provisions establishing a class or series of stock, the number of authorized shares of such class or series may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote or written consent of a majority in voting power of the stock of the Corporation entitled to vote, voting together as a single class.

SIXTH: The Corporation shall indemnify each person who at any time is, or shall
-----
have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any By-Law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH
                                                                       -----
shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

SEVENTH: Whenever a compromise or arrangement is proposed between this
-------
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: No director of the Corporation shall be personally liable to the
------
Corporation or to any of its stockholders for monetary damages arising out of such director's breach of his or her fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article EIGHTH shall deprive any director of
                                         ------
the Corporation of the benefit hereof with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any
-----
provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein, are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused its Corporate seal to be affixed hereto and this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 1st day of December, 1999.


                              /s/ Robert Adler
                              --------------------------
                              Robert I. Adler, President